INSTRUCTIONS AS TO USE OF ATLANTIC GULF COMMUNITIES CORPORATION
                            SUBSCRIPTION CERTIFICATES

                    CONSULT THE INFORMATION AGENT, YOUR BANK
                          OR BROKER AS TO ANY QUESTIONS

         The following instructions relate to a rights offering (the "Rights Offering") by Atlantic Gulf Communities Corporation, a Delaware corporation (the "Company"), to the holders of its Common Stock, par value $.10 per share ("Common Stock"), as described in the Company's Prospectus dated August __, 1997, (the "Prospectus"). Holders of record of Common Stock at the close of business on June 20, 1997 (the "Record Date") are receiving .10274 of a transferable subscription right (the "Rights") for each share of Common Stock held by them as of the close of business on the Record Date. An aggregate of 1,000,000 Rights exercisable to purchase units (the "Units"), each Unit consisting a share of the Company's Series B 20% Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), and warrants (the "Warrants") to purchase two shares of Common Stock, are being distributed in connection with the Rights Offering. Each Right is exercisable, upon payment of $10.00 in cash (the "Subscription Price"), to purchase one Unit (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for additional Units available as a result of unexercised Rights, if any (the "Oversubscription Privilege"), up to the maximum amount offered by the Prospectus. Units will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Units are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (as defined below). If the Units so available (the "Excess Units") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Excess Units will be allocated pro rata (subject to the elimination of fractional Units) among the holders of Rights who exercise the Oversubscription Privilege, in proportion, not to the number of Units requested pursuant to the Oversubscription Privilege, but to the number of Units each beneficial holder has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Units than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Units as such holder subscribed for and the remaining Excess Units will be allocated among all other holders exercising the Oversubscription Privilege. See "The Rights Offering -- Subscription Privileges" in the Prospectus.

         No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed to each record holder has been rounded down to a whole number that is a multiple of three.

         The Rights are transferable. It is anticipated that the Rights will be quoted for trading on the NASDAQ National Market System until the close of business on the last National Market System trading day preceding the Expiration Date (as defined), as more fully described in the


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Prospectus. Rights may be purchased or sold through usual investment channels, including banks and brokers in multiples of three Rights.

         The Rights will expire at 5:00 p.m., New York City time, on August __, 1997 (the "Expiration Date"). Rights are transferable up to the last trading day prior to the Expiration Date, as more fully described in the Prospectus.

         The number of Rights which you are entitled to purchase is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

         YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

1.       SUBSCRIPTION PRIVILEGES.

         To exercise Rights, complete Section 1 of the Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, each of which must be an integral multiple of three Units, to the Subscription Agent. All payments must be made in United States dollars by (a) check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to "The American Stock Transfer & Trust Company, as Subscription Agent"; or (b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at ______________, Account No. _________, ABA No. ________. Payments will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order, or (c) the receipt of good funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE, AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS. You may also transfer your Subscription Certificate to your bank or broker in accordance with the procedures specified in Instruction 3(a) below, make arrangements for the delivery of funds


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on your behalf and request such bank or broker to exercise the Rights represented by such Subscription Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or a member in good standing of a recognized signature guarantee medallion program (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date guaranteeing delivery of your properly completed and executed Subscription Certificate within three National Market System trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three National Market System trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

         Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form available from the Subscription Agent), as to the aggregate number of Rights that have been exercised, and the number of Units that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If a Nominee Holder Certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more Excess Units are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Units will be allocated, as described above, among beneficial owners exercising the Oversubscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

         The address and telecopier numbers of the Subscription Agent and the Information Agent are as follows:

         If by Mail:                                   If by Hand:

The American Stock Transfer                   The American Stock Transfer
& Trust Company                               & Trust Company
40 Wall Street, 46th Floor                    40 Wall Street, 46th Floor
New York, New York 10005                      New York, New York 10005
Attention: Corporate Stock Transfer Dept.     Attention: Corporate Stock Transfer Dept.
Telephone: (718) 921-8200
Facsimile: (718) 234-5001

         If by Overnight Courier:


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The American Stock Transfer
& Trust Company
40 Wall Street, 46th Floor
New York, New York 10005
Attention: Corporate Stock Transfer Dept.

         The telephone number of the Information Agent, is as follows:

         (800) [___________ (toll free)]

         If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating in Section 1 of your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the dollar amount you have forwarded is not sufficient (subject to the second sentence of Section 1 above) to purchase (or exceeds the amount necessary to purchase) the number of Units subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights that is an integral multiple of three and that may be exercised for the Subscription Price payment delivered by you, and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of Units equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, rounded down to the nearest multiple of three.

2.       DELIVERY OF STOCK CERTIFICATES, ETC.

         The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in Section 1 of your Subscription Certificate.

                  (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing Series B Preferred Stock and Warrants purchased pursuant to the Basic Subscription Privilege.

                  (b) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of Units allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering -- Subscription Privileges --Oversubscription Privilege" in the Prospectus.


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                  (c) EXCESS PAYMENTS. As soon as practicable after the
Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Excess Units that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3.       EXECUTION.

                  (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

                  (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

                  (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Institution if you wish to specify special payment or delivery instructions pursuant to Section 2 of your Subscription Certificate.

4.       METHOD OF DELIVERY.

         The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Date.

5.       SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS
         THROUGH DEPOSITORY FACILITY PARTICIPANTS.

         In the case of holders of Rights that are held of record through The Depository Trust Company, Midwest Securities Trust Company, Philadelphia Depository Trust Company or any other depository (each a "Depository"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing the Depository to transfer Rights (such Rights, "Depository Rights") from the Depository account of such holder to the Depository


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account of the Subscription Agent, together with payment of the Subscription
Price for each Unit subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.

6.       SUBSTITUTE FORM W-9.

         Each Rights holder who elects to exercise Rights must provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, substantially in the form provided with these instructions. A copy of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty and to 31% back-up federal income tax withholding with respect to dividends that may be paid by the Company on Units purchased upon the exercise of Rights and payments that may be remitted to Rights holders by the Subscription Agent in respect of Rights sold on such holders' behalf by the Subscription Agent.